Exhibit 24(a)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints Jeffrey R. Immelt, Benjamin W. Heineman, Jr., Keith S. Sherin, Philip D. Ameen and Michael R. McAlevey and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of securities in connection with the 1990 GE Long-Term Incentive Plan, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 30th day of July, 2004.
/s/ Jeffrey R. Immelt

Jeffrey R. Immelt Chairman of the Board (Principal Executive Officer and Director)

/s/ Keith S. Sherin	/s/ Philip D. Ameen

Keith S. Sherin	Philip D. Ameen
Senior Vice President -	Vice President and Comptroller
Finance (Principal	(Principal Accounting Officer)
Financial Officer)

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/s/ James I. Cash, Jr.	/s/ Ralph S. Larsen

/s/ James I. Cash, Jr.	Ralph S. Larsen
Director	Director

/s/ Sir William Castell

Sir William Castell	Rochelle B. Lazarus
Director	Director

/s/ Dennis D. Dammerman

Dennis D. Dammerman	Sam Nunn
Director	Director

/s/ Ann M. Fudge	/s/ Roger S. Penske

Ann M. Fudge	Roger S. Penske
Director	Director

/s/ Claudio X. Gonzalez	/s/ Robert J. Swieringa

Claudio X. Gonzalez	Robert J. Swieringa
Director	Director

/s/ Andrea Jung	/s/ Douglas A. Warner III

Andrea Jung	Douglas A. Warner III
Director	Director

/s/ Alan G. Lafley	/s/ Robert C. Wright

Alan G. Lafley	Robert C. Wright
Director	Director

/s/ Kenneth G. Langone

Kenneth G. Langone
Director

A MAJORITY OF THE BOARD OF DIRECTORS

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